EXHIBIT 99.1

Vision-Sciences, Inc. Announces Election of New Director to Fill Vacancy On the Board

ORANGEBURG, N.Y., July 15, 2009 (GLOBE NEWSWIRE) -- Vision-Sciences, Inc. (Nasdaq:VSCI) (Vision-Sciences) announced today that its Board of Directors elected Lothar Koob to serve as a member of its Board, effective immediately. Mr. Koob will be an independent member on the Board. He has been appointed to serve on Vision-Sciences' audit and compensation committees. Mr. Koob's appointment will fill the vacancy on the Board and the audit and compensation committees caused by Mr. Kenneth Anstey's resignation from the Board, which the Board received notice of on July 11, 2009.

"I am extremely pleased to welcome Lothar to the Board. His extensive management background and knowledge of the healthcare sector will add significantly to our organization," said Lewis Pell, Chairman of Vision-Sciences.

Mr. Koob was elected as a Class III director, to serve until Vision-Sciences 2009 annual shareholders' meeting scheduled for September 3, 2009. Mr. Koob was nominated to be reelected to the Board at Vision-Sciences' annual shareholders' meeting.

Mr. Koob is a cofounder of Extera Partners LLC, which provides interim management, consulting, technology and market assessment, support for restructuring, expanding business and financing for U.S. and European companies since 2007. Prior to Extera, Mr. Koob served as the Executive Vice President of Analogic Corporation from 2001 - 2006, a public company which custom designs and manufactures advanced systems and subsystems sold to major health and security OEMs and the end-user market. From 1998-2001, Mr. Koob was president of the Zeiss/Humphrey Worldwide Ophthalmic Systems Business. Prior to 1998, Mr. Koob served as General Manager of Siemens worldwide Ultrasound and MRI businesses.

Mr. Koob has served as the director of a number of public and privately-held companies, including current positions as Chairman of Nexstim, Oy Finland; Chairman of XCounter AB, Sweden; director of Ultrasonix Medical/ Canada and Chairman of Helix Medical System Ltd/Israel.

Mr. Koob received a degree in electrical engineering (Dipl. Ing) from the University of Darmstadt, Darmstadt, Germany.

On July 11, 2009, the Company received the resignation, effective July 7, 2009, of Mr. Anstey as member of the Board and a member of the audit and compensation committees. Mr. Anstey resigned for personal reasons and not as a result of any disagreement with the Company or its management or Board. The Board is grateful to Mr. Anstey for his many years of devoted service and guidance to Vision-Sciences.

About Vision-Sciences:

Vision-Sciences, Inc. designs, develops, manufactures and markets unique flexible endoscopic products utilizing sterile disposable sheaths, the Slide-On EndoSheath System, which provide the users quick, efficient product turnover while ensuring the patient a contaminant-free product. Vision Sciences owns the registered trademarks Vision Sciences(r), Slide-On(r), EndoSheath(r) and The Vision System(r). Information about Vision-Sciences' products is available at www.visionsciences.com.

This release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by phrases such as Vision-Sciences or its management "believes," "expects," "allows," "anticipates," or other words or phrases of similar import. Similarly, statements in this release that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. All such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those in forward-looking statements. Other risk factors are detailed in our most recent annual report and other filings with the SEC. We assume no obligation to update any forward-looking statements as a result of new information or future events or developments.

CONTACT:   Vision-Sciences, Inc.
Katherine Wolf, Chief Financial Officer
845-365-0600